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                                                              Exhibit 10.23

                      ALTA PETROLEUM, INC.
                   240 SAINT PAUL ST., SUITE 310
                    DENVER COLORADO 80296-5115

June 10, 1997

Delivered
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PERSONAL AND CONFIDENTIAL

Java Centrale, Inc.
1610 Arden Way, Suite 145
Sacramento, CA. 95815

Attention:  Mr Richard D. Shannon
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Dear Mr. Shannon:

RE: ADDITIONAL BRIDGE LOAN ADVANCE

We refer to our existing Bridge Loan Agreement dated January 29, 1997 and amended April 4, 1997(the "Original Loan Agreement") and your short term cash requirements. We are prepared to advance an additional One Hundred Fifty Thousand (U.S. $150,000.00) Dollars on April 10, 1997 on the same terms and conditions as the Original Loan Agreement, excepting only the following clauses which shall replace the "Term", "Repayment" and "Security" clauses of the Original Loan Agreement and shall included the "Warrants" clause.

TERM: Sixty (60) days - the due dated of the January 29, 1997 advance, the April 4, 1997 advance and the current advance, together with interest thereon and Bonuses earned (the "Advances") shall be August 10, 1997. In consideration of the extension of the due date of January 29, 1997 advance and the April 4, 1997 advance, the Company agrees that interest on these two advances shall be calculated at the default rate equal to Sixteen (16%) Percent per annum.

REPAYMENT:     Principal and accrued interest on the advances may be repaid at any time and shall be repaid in full out of proceeds of any refinancing of greater the Five Hundred Thousand ($500,000)
               Dollars or sale of any of the assets of the Company or its subsidiary, concluded by the Company during the Term.

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                                                                  Exhibit 10.23

June 10, 1997
Page: 2



SECURITY:      The Company will grant in our favour a pledge of One Hundred
               (100%) percent of the issued and outstanding shares of Paradise Bakery, Inc. together with a U.C.C. filing against all of the assets of Paradise Bakery, Inc. to secure the Advances.

WARRANTS:      We shall earn on funding warrants to purchase One Hundred
               Fifty Thousand (150,000) common shares of the Company at $.25 per share exercisable to Two (2) years from the date hereof.

The Company hereby acknowledges that the aggregate amount owing under the Advances is Five Hundred Seventy-Five Thousand ($575,000.00) Dollars.

We trust that the foregoing is in accord with our discussions and if so you should sign and return one copy of this letter.



ALTA PETROLEUM, INC.



/s/
Lyle P. Edwards
Vice President


RDS/pm


encl.


ACKNOWLEDGED AND AGREED TO THIS
10 DAY OF JUNE, 1997


JAVA CENTRALE, INC.


Per: /s/
     Richard D. Shannon
     Chairman

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                                                                  Exhibit 10.23


                               PROMISSARY NOTE


$150,000                                                        June 10, 1997
U.S. Dollars


     FOR VALUE RECEIVED the undersigned, JAVA CENTRALE, INC., promises to pay to or to the order of ALTA PERTROLEUM, INC. at DENVER, COLORADO, on or before the 10th day of August 1997, the sum of ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS, UNITED STATES FUNDS, together with interest thereon at an annual rate of FOUTEEN (14%) Percent payable monthly until August 10, 1997 and thereafter at an annual rate equal to SIXTEEN (16%) Percent, payable monthly.

     The undersigned hereby waives presentment for payment, notice of protest and notice of nonpayment. No time given to or security taken from or composition or arrangements entered into with any party hereto shall prejudice the rights of the holder to proceed against any other party.


                                              JAVA CENTRALE, INC.



                                              Per: /s/
                                                   Richard D. Shannon, Chairman